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Exhibit 1

ARTICLES OF INCORPORATION
OF
MORGAN KEEGAN SOUTHERN CAPITAL FUND, INC.

FIRST:   I, ARTHUR J. BROWN, whose post office address is 1900 M Street, N.W.,
Washington, D.C. 20036, being at least eighteen years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

SECOND:   The name of the corporation is MORGAN KEEGAN SOUTHERN CAPITAL FUND,
INC. (the "Corporation").

THIRD:   The duration of the Corporation shall be perpetual.

FOURTH:   (a) The purposes for which the Corporation is formed are to act as an open-end management investment company as defined in the Investment Company Act of 1940, as amended ("1940 Act"), and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations of a similar character by the general laws of the State of Maryland now or hereafter in force, including, but not limited to, the following:

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(1) To hold, invest and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, to hold for investment or otherwise, and in connection therewith to hold part or all of its funds in cash, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be de ubscribe for or sell the same, or evidencing or representing any other rights or interest, including all rights of equitable ownership therein, or in any property or assets; and any negotiable or nonnegotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of xercise, as owner or holder of any securities, all rights, powers and privileges of ownership or interest in all securities held by the Corporation including the right to vote thereon and otherwise act with respect thereto; to aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and ot

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(2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

(3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may be capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

(4) To issue and sell shares of its own capital stock and securities convertible or exchangeable, with or without the payment of additional consideration, into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation, as its Board of Directors may, and which is her

(5) To purchase, repurchase, or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.

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(6) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise and enjoy any or all of its corporate powers, rights, and privileges as granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, in the State of Maryland and in any other states, territories, districts, and dependencies of the United States, and in any foreign countries.

(7) In general, to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others; to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have an ts and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

(b) The foregoing clauses (1) - (7) inclusive shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or oration now or hereafter conferred by the laws of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have
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power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

(c) Incident to meeting the purposes specified above, the Corporation also shall have the power:

(1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, and any interest therein.

(2) To borrow money and, in this connection, issue notes or other evidences of indebtedness.

(3) Subject to any applicable provisions of law, to buy, hold, sell, and otherwise deal in and with foreign exchange, including the purchase and sale of futures contracts.

FIFTH:   The post office address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202-3242. Said resident agent is a citizen of the State of Maryland and actually resides therein.

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SIXTH:   Section 6.1.  Capital Stock.

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 Shares, par value $.001 per share, having an aggregate par value of $100,000. The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify or to designate or to redesignate, as the case may be, any unissued Shares of stock of the Corporation in separate series.

(b) The Shares of said series of stock shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

(1) Assets Belonging to Series. All consideration received by the Corporation for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all pur ts of creditors, and shall be so recorded upon the books and accounts of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that series as provided in the following sentence, are herein referred to as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to ively "General Items"), such General Items shall be allocated by or
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under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable, and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(2) Liabilities Belonging to Series. The assets belonging to each particular series shall be charged with all liabilities, expenses, costs, charges and reserves of the Corporation attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are herein referred to as "liabilities belonging to" that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

(3) Income Belonging to Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" a series includes all income, earnings and profits derived from assets belonging to that series, less any expenses, costs, charges or reserves belonging to the period.

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(4) Dividends and Distributions.  Dividends and distributions on Shares of a particular series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual or accrued liabilities belonging to that series.

All dividends on Shares of a particular series shall be paid only out of the income belonging to that series and capital gains distributions on Shares of a particular series shall be paid only out of the capital gains belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such d pt that in connection with any dividend or distributions program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporati spect of that year. However, nothing in the foregoing shall
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limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

Dividends and distributions may be paid in cash, property or Shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time. Any such dividend or distribution paid in Shares will be paid at the current per Share net asset value thereof as defined in Section 6.3.

(5) Liquidation.	In the event of the liquidation of the Corporation or of a
particular series, the Shareholders of each series that has been established and designated and is being liquidated shall be entitled to receive, as a series, when and as declared by the Board of Directors, the excess of the assets belonging to that series. The holders of Shares of any series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets so distributable to the Shareholders of a

(6) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each Share outstanding in his name on the books of the Corporation, irrespective of the series thereof, and all Shares of all series shall vote as a single series ("Single Series Voting");
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provided, however, that: (i) as to any matter with respect to which a separate vote of any series is required by the 1940 Act, or by the Maryland General Corporation Law, such requirement as to a separate vote by that series shall apply in lieu of Single Series Voting as described above; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more series, then, subject to (iii) below, the Shares of all other series shall vote as a single series; and (iii)

(7) Equality. All Shares of each particular series shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities belonging to that series), and each Share of any particular series shall be equal to each other Share of that series. The Board of Directors may from time to time divide or combine the Shares of any particular series into a greater or lesser number of Shares of that series without thereby changing the proportionate beneficial interest in the in any way affecting the rights of Shares of any other series.
 of Shares of that series without thereby changing the proportionate beneficial interest in the asin any way affecting the rights of Shares of any other series.

(8) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of Shares of any series shall have the right to convert or exchange said Shares into Shares of one or more other series in accordance with such requirements and procedures as may be established by the Board of Directors.

(c) The Corporation may hold as treasury Shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.
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The Corporation shall have authority to issue any additional Shares hereafter authorized and any Shares redeemed or repurchased by the Corporation. All Shares when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

Section 6.2.	Redemption by Shareholder.

(a) Each holder of Shares of a particular series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his Shares of that series at a redemption price per Share equal to the net asset value per Share as of such time as the Board of Directors shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the net asset value next determined (in accordance with Section 6.3) after receip st for redemption in proper form less such charges as are determined by the Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933. The Board of Directors may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determi ay be in cash. Notwithstanding the foregoing, the Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the 1940 Act.
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Section 6.3.	Net Asset Value per Share.

(a) The net asset value of each Share of any series as of any particular time shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities belonging to that series) by the total number of Shares of that series outstanding. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share of each series of the outstanding Shares of capital stock of the Corpora methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's investment adviser, to the custodian or dep sets, or to another agent of the Corporation.

Section 6.4.	Redemption by the Corporation.

(a) The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one Shareholder having an aggregate current net asset value of less than $500. No such redemption shall be effected unless the Corporation has given the Shareholder at least sixty (60) days' notice of its intention to redeem the Shares and an opportunity to purchase a sufficient number of additional Shares to bring the aggregate current net asset value of his Shares to five hundred doll of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.
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SEVENTH:	Section 7.1.	Issuance of New Stock.

(a) The Board of Directors is authorized to issue and sell or cause to be issued and sold from time to time (without the necessity of offering the same or any part thereof to existing Shareholders) all or any portion or portions of the entire authorized but unissued Shares of the Corporation, and all or any portion or portions of the Shares of the Corporation from time to time in its treasury, for cash or for any other lawful consideration or considerations and on or for any terms, conditions, or prices con law and of the Articles of Incorporation at the time in force; provided, however, that in no event shall Shares of the Corporation having a par value be issued or sold for a consideration or considerations less in amount or value than the par value of the Shares so issued or sold, and provided further that in no event shall any Shares of the Corporation be issued or sold, except as a stock dividend distributed to Shareholders, for a consideration (which shall be net to the Corporation after underwriting dis amount or value than the net asset value of the Shares so issued or sold determined as of such time as the Board of Directors shall have by resolution prescribed. In the absence of such a resolution, such net asset value shall be that next determined after an unconditional order in proper form to purchase such Shares is accepted, except that Shares may be sold to an underwriter at (a) the net asset value determined next after such orders are received by a dealer with whom such underwriter has a sales agree at a later time.

Section 7.2	Fractional Shares.

(a) The Corporation may issue or sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws they shall be deemed to include fractions of Shares, unless specifically noted to the contrary.
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EIGHTH:

(a) All corporate powers and authority of the Corporation (except as otherwise provided by statute, these Articles of Incorporation, or the By-Laws) shall be vested in and exercised by the Board of Directors. The number of directors constituting the Board of Directors shall be such number as may from time to time be fixed in or in accordance with the By-Laws of the Corporation, provided that after stock is issued to more than one stockholder, such number shall never be less than three. Except as provided directors may be conducted in any way approved at the meeting (whether of stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The name of the persons who shall act as initial directors until stock is issued to more than one Shareholder, or until their successors have been duly chosen and qualified are Allen B. Morgan, Jr., Richard A. McStay, and David M. Guthrie.


(b) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.
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(c) The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of the Corporation. It may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the investment adviser, administrator, custodian or depositary of the Corporation's assets, or to another agent of the Corpo se.

NINTH:   Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes (or of any class entitled to vote thereon as a separate class) to take or authorize any action, in accordance with the authority granted by Section 2-104(b)(5) of the Maryland General Corporation Law, the Corporation is hereby authorized to take such action upon the concurrence of a majority of the aggregate number of Shares entitled to vote thereon (or of a majority of the aggregate numb to vote thereon as a separate class or series). The right to cumulate votes in the election of directors is expressly prohibited.

TENTH:   Except as may otherwise be provided in the ByLaws, the Board of
Directors of the Corporation is expressly authorized to make, alter, amend and repeal ByLaws or to adopt new ByLaws of the Corporation, without any action on the part of the Shareholders; but the ByLaws made by the Board of Directors and the power so conferred may be altered or repealed by the Shareholders.
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ELEVENTH:

(a) The Board of Directors may in its discretion from time to time enter into an exclusive or nonexclusive distribution contract or contracts providing for the sale of Shares whereby the Corporation may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares (such other party being herein sometimes called the "underwriter"), and in either case on such terms and conditions as may be prescribed in the ByLaws, if any, and such further terms and n its discretion determine not inconsistent with the provisions of these Articles of Incorporation and such contract may also provide for the repurchase of Shares of the Corporation by such other party as agent of the Corporation. The Board of Directors may also in its discretion from time to time enter into an investment advisory or management contract or contracts whereby the other party to such contract shall undertake to furnish to the Board of Directors such management, investment advisory, statistica such other facilities and services, if any, and all upon such terms and conditions, as the Board of Directors may in its discretion determine.

(b) Any contract of the character described in paragraph (a) of this Article or for services as administrator, custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm, trust or association, although any one or more of the directors or officers of the Corporation may be an officer, director, trustee, Shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of an
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any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article ELEVENTH. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to paragr al may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph (b).

(c) Any contract entered into pursuant to paragraph (a) above shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

TWELFTH:   The Corporation shall indemnify its present and past directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, to the maximum extent permitted by applicable law, in such manner as may be provided in the By-Laws; provided, that no director, officer, investment adviser or principal underwriter of the Corporation shall be in
(i) of the 1940 Act. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have th
t such liability.
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THIRTEENTH:   Neither the stockholders personally nor their property shall be liable to any extent for the payment of the corporate debts.

FOURTEENTH:   The Corporation reserves the right from time to time to make any amendment of these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares. Any amendment to these Articles of Incorporation may be adopted at either an annual or special meeting of the Shareholders upon receiving an affirmative majority vote of all outstanding Shares.

IN WITNESS WHEREOF, the undersigned incorporator of Morgan Keegan Southern Capital Fund, Inc. has executed the foregoing Articles of Incorporation and hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 5th day of May, 1986.


                                       /s/ Arthur Brown
                                       --------------------
                                       Arthur J. Brown



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